Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT OF
HFF SECURITIES L.P.
          This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF HFF SECURITIES L.P. (this “First Amendment”) is dated as of May 6, 2011 and is effective as of the date hereof, by and among (a) HOLLIDAY GP CORP., a Delaware corporation (the “General Partner”), and (b) HFF LP ACQUISITION LLC, a Delaware limited liability company (“Acquisition”), and HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company (“Holdco” and together with Acquisition, each a “Limited Partner” and collectively, the “Limited Partners”). The General Partner and the Limited Partners are each referred to herein as a “Partner” and collectively referred to herein as the “Partners.” Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Partnership Agreement (as defined below).
RECITALS
          WHEREAS, on February 5, 2007, the Partners entered into that certain Amended and Restated Limited Partnership Agreement of HFF Securities L.P. (the “Partnership Agreement”);
          WHEREAS, the Operating Committee of Holdco has been replaced with an Executive Committee and a Leadership Team; and
          WHEREAS, the Partners have agreed to enter into this First Amendment to the Partnership Agreement to provide for changes related to the replacement of the Operating Committee of Holdco with an Executive Committee and a Leadership Team.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Amendments to the Partnership Agreement. The following amendments are hereby made to the Partnership Agreement:
(a)	Article I is hereby amended by adding the following definitions thereto:
“Holdco Executive Committee” shall mean the Executive Committee of Holdco.
“Holdco Leadership Team” shall mean the Leadership Team of Holdco.
(b)	Section 3.3(o) is hereby amended by deleting the text thereof in its entirety and replacing with the following text:

(o) Annual Budget. The Executive Managing Director (or his designee) and the Supervisory Principal(s) (and such other Officers as may be designated from time to time by the General Partner) (collectively, the “Budget Officers”) shall prepare and submit the Annual Budget and Business Plan no later than December 1 of each Fiscal Year for the next Fiscal Year (or such other date as may be designated by the General Partner) for approval by the Holdco Executive Committee in consultation with the Holdco Leadership Team prior to submission to the General Partner in accordance with the terms hereof. The Annual Budget and Business Plan shall be submitted by the Budget Officers to the General Partner both in hard copy and in an electronic format, that conforms with the General Partner’s reasonable internal requirements. The Annual Budget shall set forth, in addition to any other information deemed relevant by the General Partner, the projected income, expenses, capital expenditures and financing needs for the Partnership for the next Fiscal Year, together with any other information reasonably requested by the General Partner (including, without limitation, estimated bonus payments). Upon approval by the Holdco Executive Committee in consultation with the Holdco Leadership Team, the Business Plan shall be submitted to the Voting Right Holders for approval by a Super Majority Vote. If the Voting Right Holders fail to approve the Annual Budget and Business Plan, the same will be revised and resubmitted for approval as set forth above; this process will be followed until an Annual Budget and Business Plan is approved by the Voting Right Holders as set forth above. Upon such approval, the Annual Budget and Business Plan will then be submitted as a non-binding recommendation to the General Partner. The General Partner may revise in any and all respects the process by which the Annual Budget and Business Plan is prepared at any time and from time to time in its discretion. As discussed above, the duly authorized Officers shall have the right to incur expenses and make expenditures in accordance with the terms of the Approved Budget. As used in this Agreement the term “Business Plan” shall mean a narrative business/operating plan for the Partnership for the coming Fiscal Year and being in such detail and covering such matters as the General Partner may from time to time request.
2. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS

OF THE STATE OF DELAWARE, INCLUDING BOTH MATTERS OF INTERNAL LAW AND CONFLICT OF LAWS.
3. Severability. If this First Amendment or any portion thereof is, or the operations contemplated hereby are, found to be inconsistent with or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provisions of this First Amendment shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, shall continue in full force and effect; provided, however, that nothing herein contained shall be construed as a waiver of any right to question or contest any such Law, order, rule or regulation in any forum having jurisdiction.
4. Effectiveness. This First Amendment shall be made effective as of the date hereof and binding on all Partners. Except as expressly provided herein, all other terms and provisions of the Partnership Agreement shall remain in full force and effect.
5. Counterparts. This First Amendment may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same First Amendment.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

GENERAL PARTNER: HOLLIDAY GP CORP., a Delaware corporation
By:	/s/ John H. Pelusi, Jr
	Name:	John H. Pelusi, Jr.
	Title:	President

LIMITED PARTNERS: HFF LP ACQUISITION LLC, a Delaware limited liability company
By:	HFF Holdings LLC, a Delaware limited liability company, its sole Member

By:	/s/ John H. Pelusi, Jr
	Name:	John H. Pelusi, Jr.
	Title:	Managing Member

HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company
By:	HFF Inc., a Delaware corporation, its sole Member

By:	/s/ John H. Pelusi, Jr
	Name:	John H. Pelusi, Jr.
	Title:	Chief Executive Officer

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